UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

RemSleep Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

722 50th Street, Des Moines, Iowa	50312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 495-7585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2015, RemSleep Holdings, Inc. entered into an exchange agreement to purchase 100% of the outstanding interests of RemSleep LLC in exchange for 50,000,000 common shares of RemSleep Holdings, Inc.’s stock. An Addendum was later completed clarifying that the effective date of the acquisition was 12:00 am January 1, 2015. RemSleep LLC is now a wholly-owned subsidiary of RemSleep Holdings, Inc. and RemSleep Holdings, Inc. has acquired the business and operations of RemSleep LLC. The Exchange Agreement contains customary representations, warranties, and conditions. The Exchange Agreement is attached hereto as Exhibit 99 and the Addendum as 99.1.

Info on RemSleep Holdings, LLC

Sleep apnea is a condition that affects millions of people in the United States alone. An increasingly sedentary lifestyle and bad working habits has led to obesity and otherwise poor cardiac and aerobic health. This has led to a fast-growing epidemic of obstructive sleep apnea (OSA), which greatly reduces the quality of sleep one gets and can ultimately result in hypertension, heart failure, stroke, and at the least, reduced performance in everyday life.

RemSleep, Inc. (“the Company”) has patented a new, innovative sleep apnea product that will meet multiple market needs and be able to reach a large percentage of patients worldwide. RemSleep was founded by three principals with over 35 years of sleep-industry experience, including working at some of the pioneering companies. They have substantial direct knowledge of all current continuous positive airway pressure (CPAP) equipment on the market and what it is lacking. This expertise led to the invention of the DeltaWave CPAP interface.

The goal of RemSleep is to achieve optimum compliance and comfort for CPAP patients. Years of research and development have led to the revolutionary DeltaWave CPAP interface, a design that addresses the stubborn issues that continue to affect a patient’s ability to comply with treatment. The DeltaWave interface does not disrupt normal breathing mechanics, is not claustrophobic, causes virtually zero work of breathing (WOB), minimizes or eliminates drying of the sinuses, uses less driving pressure, and allows users to feel safe and secure while sleeping.

RemSleep is confident that DeltaWave’s unique design will provide patients with a more compliant CPAP interface that provides improved comfort, ease of use, and encourages deep restful sleep. The market for sleep treatment and equipment was $7.96 billion in 2011 and will reach a projected $19.72 billion by 2017, with North America accounting for a majority of the market. More than 8 million CPAP interfaces are sold annually in the U.S., with another 2.5 million globally. There are also an estimated 80 million people with undiagnosed sleep apnea.

The DeltaWave will be launched into the U.S. market first, while CE marking is obtained. RemSleep has already begun discussions with potential industry distributor partners in the U.S., and has received strong interest from a potential distribution partner in Germany that has sales channels/distribution partners throughout the EU. They have no current product like the RemSleep DeltaWave and are awaiting samples for evaluation. RemSleep has also been in contact with two internet retailers. One sells directly to patients online (the largest internet reseller of sleep products), and the other is working with trucking firms (selling direct to drivers).

RemSleep’s founders have extensive experience in the sleep industry, and have direct experience in starting companies and introducing unique products. CEO Russell Bird, for example, found great success with start-ups Medical Gases Australia and Medical Industries America (both started out of garages before being multimillion-dollar ventures). Tom Wood has product-development experience with 18 US patents. The two founders have worked in collaboration for more than 10 years and are now focused on bringing to market the best-in-class DeltaWave CPAP interface, with the goal of becoming a leading product manufacturer and distributor in this fast-growing global market.

Sleep apnea results in numerous afflictions that affect people’s day-to-day lives and can eventually contribute to serious health conditions. While people’s knowledge of this affliction has grown strongly in recent years, and the market is expanding fast nationwide, up to 80% of people with sleep apnea may be undiagnosed1 – a market of millions of new potential users. Even those who are tested and prescribed a sleep apnea machine often give up after a short time due to discomfort or what is called the “work of breathing” with traditional machines. In fact, over 50% of patients give up on using CPAP therapy after 6 months. This is a major waste of resources and a very telling statistic.

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1 Markets & Markets. “Global Sleep Apnea Diagnostics & Therapeutic Devices Market.” http://www.marketsandmarkets.com/PressReleases/sleep-apnea-devices.asp

A major challenge in the current market is not only to get more patients diagnosed but to also increase CPAP compliance. According to market analyst Frost & Sullivan, “The development of finer and ergonomic CPAP devices will help increase patient ability to adhere to sleep therapy. The market is also seeing a rise in newer technologies that replace elaborate practices, target patient comfort to improve compliance, and help drive acceptance of sleep monitoring devices.”

A growing knowledge of sleep apnea and its treatment has helped to increase awareness with the general public. In addition to making the use of a CPAP or related device less intimidating, a move toward affordable and prescription-based technology can greatly expand the market “Evolving technologies will also influence patient preferences for products, treatment modalities, and diagnostic locations,” states Frost & Sullivan. “As such, the global sleep apnea treatment market is expected to shift to home-based diagnostics for early identification and treatment of patients as well as portable devices that can reduce sleep apnea with minimal inconvenience.”2

Sleep apnea causes breathing interruptions of between 10 to 20 seconds that can occur hundreds of times during a night, disrupting the natural sleep rhythm and depriving people of the restorative sleep they need to be energetic, mentally sharp, and productive the next day. CPAP can be a very effective method used to treat sleep apnea, but as noted, noncompliance remains a stubborn issue for both physicians and patients. CPAP technology therefore is constantly being updated and improved, and the new CPAP devices are lighter, quieter, and more comfortable.

RemSleep Holdings has developed an innovative new device to treat patients with sleep apnea.

The patent-pending DeltaWave product is a nasal-pillows type interface that will result in better comfort and, therefore, better compliance. The Delta Wave is specifically designed with unique airflow characteristics to enable patients with sleep apnea to breathe normally. A survey that appeared in DME Business found that 89% of patients stated that mask-interface comfort was their primary concern. The primary issue that RemSleep Holdings has addressed with the DeltaWave is the “work of breathing” component. RemSleep Holdings has virtually eliminated this issue with its unique design (illustrated below), which is a major breakthrough.

Health care spending continues to grow rapidly on an annual basis in the United States. Spending was $2.7 trillion in 2011 and, in 2013, it reached over $3.6 trillion. It is projected to reach over $4 trillion by 2015. By 2022, spending is projected to reach $5 trillion, or around 20% of GDP, according to the Centers for Medicare and Medicaid Services.3 Growing alongside this market is the U.S. life science industry, which will grow an estimated 2.2% in 2014 to $93 billion. This includes R&D spending, with growth primarily from smaller biopharmaceutical innovators and medical device manufacturers. The global life science industry will reach $201 billion in 2014.4

Within this market, sleep apnea products have experienced rapid growth. In the past couple decades there has been a rapid increase in the technological developments in the field of sleep apnea diagnosis and treatment. The result has been strong growth for sleep apnea devices globally. Demand for new and innovative treatment methodologies is driving growth, helping to provide patients with a healthy lifestyle. “Obstructive sleep apnea is destroying the health of millions of Americans, and the problem has only gotten worse over the last two decades,” according to American Academy of Sleep Medicine President Dr. Timothy Morgenthaler. “The effective treatment of sleep apnea is one of the keys to success as our nation attempts to reduce health care spending and improve chronic disease management.”5

Sleep problems are considered a “global epidemic,” with sleep apnea as a major contributor to the disorder. An estimated 100 million people worldwide have sleep apnea, though more than 80% of these people are undiagnosed. The market for sleep apnea diagnostic and therapeutic devices on a global level was $7.96 billion in 2011 and will reach a projected $19.72 billion by 2017, according to a study from Markets & Markets.6

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2Frost & Sullivan. “Sleep apnea market is in need of finer, ergonomic treatments.” June 4, 2014. http://www.frost.com/prod/servlet/press-release.pag?docid=290951848

3Forbes. “Annual U.S. Healthcare Spending Hits $3.8 Trillion.” Feb. 2, 2014. http://www.forbes.com/sites/danmunro/2014/02/02/annual-u-s-healthcare-spending-hits-3-8-trillion/

4Battelle/R&D Magazine. “Life Sciences.” Dec. 2013. http://www.rdmag.com/articles/2013/12/industry-breakout-life-sciences

5American Academy of Sleep Medicine. “Rising prevalence of sleep apnea in U.S. threatens public health.” Sept. 2014. http://www.aasmnet.org/articles.aspx?id=5043

6Markets & Markets. “Global Sleep Apnea Diagnostics & Therapeutic Devices Market.” http://www.marketsandmarkets.com/PressReleases/sleep-apnea-devices.asp

According to a recent study from San Francisco-based Grand View Research, diagnostic sleep apnea devices account for over 50% of the overall market:7

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However, diagnostic devise are expected to lose market share to therapeutic devices by 2020, which are projected to overtake market share.

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PSG devices contribute over 25% to the overall diagnostic sleep apnea devices market revenue. PAP devices account for over 20% of the overall therapeutic sleep apnea devices market. Oral appliances are expected to gain therapeutic devices market share.

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North America dominates the market, accounting for approximately 75% of overall revenue. This can be attributed to increased sleep apnea awareness, increased obesity among the population, sophisticated healthcare infrastructure and high insurance coverage in the region.

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The Asia Pacific sleep apnea devices market is relatively untapped and has high growth potential over the forecast period, with the level of awareness projected to increase among patients and the medical fraternity.

Currently, according to industry insiders, and journals, there are about 8 million interface products sold in the U.S. annually, with another 2.5 million being sold in the rest of the world. The growth rate within this space had dropped, but it still increasing at a rate of 12-15% annually.

4.1 Market Segmentation

End users in the U.S. and internationally include the hundreds of thousands of patients on nasal CPAP therapy that are unhappy with their interface. The majority of these CPAP users reside in the U.S. There are also millions of people in the US who are undiagnosed and should be on CPAP if for no other reason than to prevent the comorbidities of sleep apnea (such as heart disease). People with adult sleep apnea starve their vital organs of oxygen at night when they stop breathing, and over the years this can and most likely will lead to a shorter life span.

Customers need the DeltaWave so that they can breathe comfortably while on CPAP therapy. An estimated 50-70 million U.S. adults have sleep or wakefulness disorder, according to the CDC.8 In addition:9

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Approximately 42 million American adults have sleep-disordered breathing (SDB)

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1 in 5 adults has mild obstructive sleep apnea (OSA)

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1 in 15 has moderate to severe OSA

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9% of middle-aged women and 25% of middle-aged men suffer from OSA

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Prevalence similar to asthma (20 million) and diabetes (23.6 million) in U.S. population

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75% of severe SDB cases remain undiagnosed

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Undiagnosed moderate to severe sleep apnea in middle-aged adults may cause $3.4 billion in additional medical costs in the U.S.

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Total economic cost of sleepiness = approximately $43–56 billion

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7Grand View Research. “Sleep Apnea Devices Market Demand to Grow in Therapeutic Devise Application Segment.” Nov. 2014. http://globenewswire.com/news-release/2014/11/06/680563/10106747/en/Sleep-Apnea-Devices-Market-Demand-To-Grow-In-Therapeutic-Devices-Application-Segment-From-2014-To-2020-New-Report-By-Grand-View-Research-Inc.html

8CDC. “Insufficient Sleep is a Public Health Epidemic.” http://www.cdc.gov/features/dssleep/

9RestMed. “Sleep Apnea Facts and Figures.” http://www.resmed.com/us/dam/documents/products/dental/Narval-CC/facts-and-figures/1015527r3_narval-cc-mrd_facts-and-figures_amer_eng.pdf

For RemSleep, customers in the U.S. will typically be distributors, home care dealers, private sleep labs, internet providers, physicians and the end users. Internationally, as noted, the Company will rely on established distributor networks. Nationwide in the U.S., there are more than 1,600 businesses in the Sleep Disorder Clinics market, according to research firm IBISWorld. These businesses have combined annual revenue of $7 billion and have maintained a combined annual growth rate (CAGR) of 9.8% from 2008 to 2013. “Sleep clinics have gained exposure during the period due to the rising number of sleep disorders,” states IBISWorld. “Moreover, health insurance policies are increasingly covering all or at least part of the costs of tests and, as more patients have been able to gain greater access to specialized sleep clinics, industry revenue grows.”10

There are also more than 972,000 physicians and 365,000 doctors’ offices,11 as well as nearly 5,800 hospitals.12 In addition, the market for U.S. home healthcare is served by about 30,000 businesses with combined annual revenue of $59 billion. The market includes medical and skilled nursing services; medical equipment, supplies, and medication services; personal care; and therapeutic services (like physical and respiratory therapy).13

The sleep apnea devices market is highly consolidated, with ResMed and Philips Respironics accounting for a considerable percentage of the overall revenue. Other manufacturers include Natus Medical, Fisher & Paykel Healthcare, DeVilbiss Healthcare, and CareFusion.

For instance, ResMed is the market leader (with ~45% of market share), followed by Philips (30%), and Fisher/Paykel (12%). The remaining 13% of the market space is being divided up between many other small players (InnoMed, DeVilbiss, Drive, and TAP, just to name a few). These companies all focus on a full range of sleep products.

RemSleep will be competitive with these companies and others in the area of performance, with the superiority of the DeltaWave a clear differentiating factor. Once distribution begins, distributors, sleep clinics, and end users will benefit from the increased comfort and resulting compliance from using the DeltaWave. If necessary, the Company can also compete pricewise due to the low manufacturing and distribution cost of the DeltaWave; however, it will be priced as a premium product initially.

Management

RemSleep is operated by a team of highly skilled, entrepreneurial-minded leaders who are accomplished sleep-industry professionals with a track record of results-driven success in building businesses and developing new products. They bring with them exceptional business acumen, coupled with an in-depth knowledge and understanding of the sleep industry, sleep apnea products, and their market dynamics.

Co-founders Russell Bird and Tom Wood combined have more than 35 years’ experience in the sleep industry and specifically with CPAP therapy. They have an extensive knowledge and understanding of CPAP and the challenges of patient compliance. Russell Bird and Tom Wood have been working on the design and development of the DeltaWave for approximately 30 months. During this period Russell has invested approximately $200,000 in finalizing the design with the assistance of Jonathan Lane. Final tooling in China is pending, with latest designed samples arriving in February 2015.

Management is further detailed below:

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Russell Bird, President and CEO: Highly successful owner and operator of multiple businesses, offering sleep apnea interfaces, devices, and other respiratory equipment and supplies. In 1979 he founded Medical Gases Australia, growing it into a thriving national business by 1984. During this time he met Dr. Collin Sullivan, who became the Grandfather of CPAP therapy. In partnership with him, Medical Gases Australia placed the first patients in the world on CPAP therapy. He then started Medical Industries of America in 1985 and began to design, build, manufacture, market and sell its own products. The company grew from zero sales to a $25M company in 15 years.

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10IBISWorld. “Sleep Disorder Clinics in the U.S.” Aug. 2014. http://www.ibisworld.com/industry/sleep-disorder-clinics.html

11AMA. “Physician Characteristics and Distribution in the US.” http://wdn.ipublishcentral.net/impelsys549/viewinside/1762471537873

12American Hospital Association. “Fast Facts on US Hospitals.” http://www.aha.org/aha/resource-center/Statistics-and-Studies/fast-facts.html

13First Research. “Home Health Services.” Oct. 2014. http://www.firstresearch.com/Industry-Research/Home-Health-Care-Services.html

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Ken Godish, MBA Senior sales management and business development specialist. High level successful experience with top therapy and diagnostic device manufacturers in the Sleep Disordered Breathing (SDB) delivering product solutions through OEM, indirect and direct distribution. Substantial expertise in market research and channels planning to enable successful Go-To-Market planning, resourcing and implementation. Verifiable track record of sales achievements and profitability

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Tom Wood, Product Development: Tom has been awarded several U.S. patents. He is the inventor and developer of Nasal Aire, which won the 2004 Frost and Sullivan Award for Product Innovation. US Patents also include the Nasal Aire II and Petite Nasal Aire, among any others. Tom has 25 years of experience as a respiratory therapist in the ICU at Baylor Medical Center and Parkland Memorial hospitals in Dallas, TX. He also worked for two years with the Muscular Dystrophy Association, responsible for respiratory care for patients with Amyotrophic Lateral Sclerosis.

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Ken Stead, COO, Director of Public Relations: Ken Stead has 15 years of experience in management. Ken served as CEO of two public companies. He brings extensive experience and management skills in the daily operations of a public company, managing shareholder communications and public relations.

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Jon Lane, Chief Engineer: Worked for various Fortune 500 companies. He has over 30 years of experience providing engineering/designing services for: Boeing-Rockwell, Gulfstream Aerospace, General Dynamics, Bell Helicopter, Lockheed-Martin Missile and Space Systems, NASA, Northrop-Grumman, Shaw Aero, Sikorsky Helicopter, United Space Alliance, and Invacare.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Russell Bird, President and CEO	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-

Ken Godish, Director of Sales and Marketing	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-

Tom Wood, Product Development	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-

Jon Lane, Chief Engineer	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than five percent (5.0%) of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)

Membership Interest	Russell Bird, President and CEO	50%
Membership Interest	Ken Godish, Director of Sales and Marketing	0%
Membership Interest	Tom Wood, Product Development	50%
Membership Interest	Jon Lane, Chief Engineer	0%

	All Directors and Officers as a group	100%

Footnotes

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

REMSleep LLC

Des Moines, Iowa

We have audited the accompanying balance sheets of REMSleep, LLC, as of December 31, 2014 and 2013 and the related statements of operations, members’ equity, and cash flows for the Period May 23, 2013 (Inception) to December 31, 2013 and for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the financial position of REMSleep, LLC as of December 31, 2014 and 2013 and the results of their operations and cash flows for the period May 23, 2013 (Inception) to December 31, 2013 and for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that REMSleep, LLC. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations and is in need of additional capital to grow its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

Edina, MN

December 22, 2016

5201 Eden Avenue

SUITE 300

Edina, MN 55436

REMSleep LLC
BALANCE SHEET

	December 31,	December 31,
	2014	2013
CURRENT ASSETS
Cash	$8,680	$-
Prepaid Expenses	5,000	-
Total current assets	13,680

PROPERTY AND EQUIPMENT - net	4,344	-

TOTAL ASSETS	$18,024	$-

MEMBER'S EQUITY (DEFICIT):
Members' contributions	$110,072	$9,217
Accumulated deficit	(92,048)	(9,217)

TOTAL LIABILITIES AND MEMBER'S EQUITY	$18,024	$-

The accompanying notes are an integral part of these financial statements

REMSleep LLC
Statements of Operations

	For the Year Ended December 31, 2014	For the Period May 23, 2013 (Inception) through December 31, 2013

OPERATING EXPENSES:
Legal and Professional	$57,500	$-
Meals and Entertainment	-	95
Office	227	134
Organization Expense	5,500	-
Salaries and wages	7,020	-
Postage	-	71
Research and Development	12,355	7,500
Telephone	-	700
Travel	-	717
Depreciation	229	-
Total Operating Expenses	82,831	9,217

NET LOSS	$82,831	$9,217

The accompanying notes are an integral part of these financial statements

REMSleep LLC
Statements of Member's Equity
For the Years Ended December 31, 2014 and 2013

	Members' contributions	Accumulated deficit	Total members' equity (deficit)

Inception (May 23, 2013)	$-	$-	$-

Contributions	9,217	-	9,217

Net loss	-	(9,217)	(9,217)

Balance at December 31, 2013	9,217	(9,217)	-

Contributions	100,855	-	100,855

Net loss	-	(82,831)	(82,831)

Balance at December 31, 2014	$110,072	$(92,048)	$18,024

The accompanying notes are an integral part of these financial statements

REMSleep LLC
Statements of Cash Flow

	For the Year Ended December 31, 2014	For the Period Ended May 23, 2013 through December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(82,831)	$(9,217)
Adjustment to reconcile net loss to net cash used by operating activities:
Depreciation	228	-
Changes in assets:
Prepaid expenses	(5,000)	-
Net Cash Used in Operating Activities	(87,603)	(9,217)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(4,572)	-
Net cash used by investing activities	(4,572)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Member's Contributions	100,855	9,217
Net Cash Flows From Financing Activities	100,855	9,217

NET INCREASE (DECREASE) IN CASH	8,680	-

CASH - BEGINNING	-	-

CASH - ENDING	$8,680	$-

The accompanying notes are an integral part of these financial statements

REMSleep LLC

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2014

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

REMSleep, LLC ("the Company"), an Iowa limited liability company, was formed on May 23, 2013. The Company was formed to develop and distribute products to help people affected by sleep apnea.

The Company has not yet earned any revenue from operations.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting Standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets. Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is considered to be impaired and is written down to fair market value, which is determined based on either discounted future cash flows or appraised values. The company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended December 31, 2013.

Research and Development

Research and development costs are charged to expense as incurred.

NOTE 2 MEMBERS' EQUITY

The Company is governed by the terms and conditions of the Limited Liability Company Agreement ("the Agreement") dated May 23, 2013. The Company shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution.

The Company is composed of 2 members.

NOTE 3 GOING CONCERN AND UNCERTAINTY

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

NOTE 4 SUBSEQUENT EVENT

The Company has evaluated subsequent events from December 31, 2014 through December 22, 2016 the date the financial statements were available to be issued and has determined that there have been no subsequent events after December 31, 2014 for which disclosure is required.

Item 9.01 Exhibits

Exhibits

No.

Exhibits

10.1

Exchange Agreement

10.2

Addendum

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 20, 2016

RemSleep Holdings, Inc.

By: /s/ Tom Wood

Tom Wood, President and

Chief Executive Officer

EXHIBIT INDEX

No.

Exhibits

10.1

Exchange Agreement

10.2

Addendum